Exhibit 99.1

Contact:	FOR RELEASE:
Richard E. Moran Jr.	October 24, 2005
Executive Vice President and Chief Financial Officer (310) 481-8483 or Tyler H. Rose Senior Vice President and Treasurer (310) 481-8484

KILROY REALTY POSTPONES CONFERENCE CALL

LOS ANGELES, CA, October 24, 2005 – Kilroy Realty Corporation (NYSE: KRC) announced today it has postponed its third quarter conference call. The company will reschedule the call and the issuance of a press release announcing its earnings for the third quarter as soon as practicable.

Kilroy Realty Corporation, a member of the S&P Small Cap 600 Index, is a Southern California-based real estate investment trust active in the office and industrial property sectors. For more than 50 years, the company has owned, developed, acquired and managed real estate assets primarily in the coastal regions of California and Washington. KRC is currently active in office development and redevelopment in Los Angeles and San Diego counties. At June 30, 2005, the company owned 7.6 million square feet of commercial office space and 4.4 million square feet of industrial space. More information is available at www.kilroyrealty.com.

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